Exhibit 99.1

DATE: September 17, 2009

FOR IMMEDIATE RELEASE

AMERICAN MEDICAL SYSTEMS ANNOUNCES THE RESULTS OF THE EXCHANGE OFFER RELATING TO ITS 3.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2036

MINNEAPOLIS, September 17, 2009 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) (the “Company”), today announced the results of its exchange offer (the “Exchange Offer”) in which the Company offered $1,000 principal amount of its newly issued 4.00% Convertible Senior Subordinated Notes due 2041 (the “2041 Notes”) in exchange for each $1,000 principal amount of its outstanding 3.25% Convertible Senior Subordinated Notes due 2036 (the “2036 Notes”), for up to $250 million, and no less than $100 million, aggregate principal amount of 2036 Notes.

The Exchange Offer expired on midnight, New York City time, on September 16, 2009. U.S. Bank National Association, the exchange agent in the Exchange Offer, has advised the Company that $289.5 million aggregate principal amount of 2036 Notes were validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer, representing approximately 93% of the aggregate principal amount of the 2036 Notes outstanding upon commencement of the Exchange Offer.

Based on the principal amount of the 2036 Notes validly tendered and not withdrawn, the 2036 Notes will be subject to a proration factor of approximately 86%. After factoring in the proration, $62 million aggregate principal amount of the 2036 Notes will remain outstanding following the consummation of the Exchange Offer and the Company will issue $250 million aggregate principal amount of its new 2041 Notes. The Company expects the settlement of the Exchange Offer to occur on September 21, 2009. In settlement of the Exchange Offer, the Company will pay an aggregate of approximately $1.8 million in cash, representing accrued and unpaid interest payable with respect to the exchanged 2036 Notes.

The information agent for the Exchange Offer was D.F. King & Co., Inc. The Sole Lead Dealer Manager for the Exchange Offer was J.P. Morgan Securities Inc. The Co-Dealer Manager for the Exchange Offer was Goldman, Sachs & Co. For additional information, you may contact J.P. Morgan Securities Inc. at (800) 261-5767 (U.S. toll free) or (212) 622-2781.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities. There shall not be any exchange of the 2036 Notes for 2041 Notes pursuant to the exchange offer in any jurisdiction in which such exchange would be unlawful prior to registration or qualification under the laws of such jurisdiction.

About American Medical Systems

American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to cure incontinence, erectile dysfunction, benign prostate hyperplasia (BPH), prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent

American Medical Systems

September 17, 2009

years, the number of people seeking treatment has increased markedly as a result of longer lives, higher-quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 320,000 patients in 2008.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the business, operations or financial results of American Medical Systems and the exchange offer described above. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contact:	Mark Heggestad

Executive Vice President and Chief Financial Officer
952-930-6495
Mark.Heggestad@AmericanMedicalSystems.com

Anthony Bihl, III
President and Chief Executive Officer
952-930-6334
Tony.Bihl@AmericanMedicalSystems.com